Exhibit 10.2

FOURTH AMENDMENT TO AMENDED AND RESTATED

EMPLOYMENT AND CONSULTING AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AND CONSULTING AGREEMENT (this “Fourth Amendment”) is made as of the November 10, 2014 by and between STEVEN H. BARUCH, residing at 1 Pondview West, Purchase, NY 10577 (“Executive”), and PRESIDENTIAL REALTY CORPORATION, a Delaware corporation having offices at 180 South Broadway, White Plains, New York 10605 (the “Company”).

WITNESSETH:

WHEREAS, Executive and the Company entered into that certain Employment and Consulting Agreement, made January 31, 2005, as of January 1, 2004, which agreement was modified by a First Amendment dated January 3, 2006, then amended and restated as of December 12, 2007 and, as so amended and restated, modified by a letter agreement dated October 13, 2008, a Second Amendment to Amended and Restated Employment Agreement dated August 25, 2010 and a Third Amendment to Amended and Restated Employment Agreement dated November 8, 2011 (collectively, the “Agreement;” capitalized terms used and not defined herein have the respective meanings assigned to them in the Agreement) and the parties now desire to further amend the Agreement to extend the date by which the Deferred Amount is due by two (2) years in consideration for a payment of ten thousand dollars ($10,000; the “Down Payment”).

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                  Amendments to the Agreement. As of the Effective Date (defined below), the Company’s obligations with respect to the Deferred Amount as set forth in Paragraph 3(b) of the Third Amendment shall be reduced by $10,000 to $144,475, which shall be paid in one lump sum payment on the second anniversary of the Effective Date.

2.                  Date of Effectiveness. This Fourth Amendment will be deemed effective on the date first written above (the "Effective Date"); provided, however, that this Fourth Amendment shall be deemed null and void if the Down Payment is not paid to the Executive within 3 business days of the Effective Date.

3.                  Miscellaneous.

(a)                This Fourth Amendment is governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws provisions of such State.

(b)               This Fourth Amendment constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

IN WITNESS WHEREOF, the Parties have executed this Fourth Amendment as of the date first written above.

/s/ Steven H. Baruch
Steven H. Baruch

Presidential Realty Corporation

By:	/s/ Alexander Ludwig
Name:	Alexander Ludwig
Title:	President